UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 24, 2013

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas (Address of principal executive offices)	77046 (Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 24, 2013, Hercules Offshore, Inc. (the “Company”) issued a press release announcing its intention to make a cash tender offer for the remaining outstanding shares of common stock of Discovery Offshore S.A. (“Discovery”) that are not owned by the Company, as further described in Item 8.01 below. The Company announced in the same press release that it entered into a Purchase and Sale Agreement with All Coast, LLC for the sale of the Company’s U.S. Gulf of Mexico liftboats and related assets, as further described in Item 8.01 below. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

On June 24, 2013, the Company issued a press release announcing that it had commenced an offering, through a Rule 144A private placement, of $400 million aggregate principal amount of senior notes due 2021. A copy of the press release is being furnished as Exhibit 99.2 hereto and is incorporated by reference in this Item 7.01.

In July 2013, the Company expects to enter into an amendment to its revolving credit facility, that, among other things, increases the aggregate commitments thereunder from $75 million to $150 million (subject to borrowing limitations imposed by the instruments governing the Company’s other indebtedness) and extends the maturity date to July 2018. The Company is currently negotiating with its lender group to increase the aggregate commitments, but the Company has not reached a definitive agreement with its lenders.

The information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events

Acquisitions of Shares of Common Stock of Discovery Offshore S.A.

In June 2013, Hercules Discovery Ltd., a Cayman entity and wholly owned subsidiary of the Company, agreed to purchase additional shares of Discovery’s common stock. These share purchases increase the Company’s total investment in Discovery to more than 50% of Discovery’s outstanding shares. In accordance with the Norwegian Securities Trading Act, chapter 64, on June 24, 2013, the Company announced that it will make a mandatory cash tender offer for all remaining outstanding shares of Discovery. The Company expects to finance its acquisitions of Discovery shares using the net proceeds from the private placement of senior notes disclosed in Item 7.01 above, together with cash on hand (including the proceeds of approximately $104 million the Company expects to receive from the sales of its inland barge rigs, domestic liftboats and related assets). There can be no assurance that the Company will complete its acquisitions of Discovery shares successfully or complete them on the terms initially offered.

Proceeds from Planned Divestitures of U.S. Assets

On June 24, 2013, the Company announced an agreement for the sale of its U.S. Gulf of Mexico liftboats and related assets for net cash proceeds of approximately $54.0 million, subject to adjustment. The Company will also retain working capital within its Domestic Liftboat segment, which totaled approximately $7.3 million as of May 31, 2013. The closing of this transaction is expected to occur in July 2013 and is subject to the completion of certain customary closing conditions. As a result of this transaction, the Company expects to record a non-cash impairment charge of approximately $4.0 million, subject to adjustment, in the second quarter of 2013.

On May 20, 2013, the Company announced an agreement for the sale of eleven inland barge rigs and related assets for cash proceeds of approximately $45.0 million, subject to adjustment. Additionally, the Company is selling Hercules 27 to a third party for $5.0 million under a separate agreement. The Company will also retain working capital within its Inland segment, which totaled approximately $4.6 million as of May 31, 2013. The closings of these transactions are expected to occur in July 2013 and are subject to the completion of certain customary closing conditions. As a result of these transactions, the Company expects to record a non-cash impairment charge of approximately $40.0 million, subject to adjustment, in the second quarter of 2013.

Repurchase of Outstanding 3.375% Convertible Senior Notes due 2038

On May 1, 2013, the Company offered to repurchase all of its outstanding 3.375% Convertible Senior Notes due 2038 (the “3.375% Convertible Senior Notes”) at a repurchase price equal to 100% of the original principal amount of the 3.375% Convertible Senior Notes plus accrued and unpaid interest, if any. As of the repurchase offer deadline, $61,274,000 aggregate principal amount of the 3.375% Convertible Senior Notes was tendered for repurchase. After giving effect to the repurchase of the 3.375% Convertible Senior Notes pursuant to the repurchase offer, $7,027,000 aggregate principal amount of 3.375% Convertible Senior Notes remained outstanding as of June 24, 2013.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical fact are subject to a number of risks, uncertainties and assumptions, including uncertainties regarding the completion of the Company’s planned transactions and the success of the Company’s strategies, as well as the factors described in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release Announcing Tender Offer for Discovery Shares and Agreement to Sell Liftboat Assets, dated June 24, 2013.

99.2	Press Release Announcing Private Placement of Notes, dated June 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: June 24, 2013	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release Announcing Tender Offer for Discovery Shares and Agreement to Sell Liftboat Assets, dated June 24, 2013.

99.2	Press Release Announcing Private Placement of Notes, dated June 24, 2013.

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